EXHIBIT 10.12

              SOURCE CODE LICENSE AGREEMENT DATED JANUARY 19, 2006
            BETWEEN AIR PATROL CORPORATION AND CIROND NETWORKS, INC.





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                          SOURCE CODE LICENSE AGREEMENT

This Source Code License Agreement ("Agreement") is entered into as of the 19th day of January, 2006 (the "Effective Date") by and between Air Patrol Corporation, a Nevada corporation having a place of business at 871 Coronado Center Drive, Suite 200, Henderson, Nevada 89052 ("Licensee") and Cirond Networks, Inc., a Nevada corporation having a place of business at 4185 Still Creek Drive, Burnaby, BC, Canada V5C 6G9 ("Licensor").

WHEREAS, Licensor develops and manufactures certain software programs commonly know as Air Patrol Enterprise(TM), AirPatrol Mobile(TM), AirPatrol Sentinel(TM), AirSafe Enterprise(TM), AirSafe Personal(TM) , AirSafe(TM), WiNcTM, and pocketWiNcTM (the "Software" defined to include both object and source code versions thereof);

WHEREAS, Licensee wishes to license Software on the terms and conditions of this Agreement and

WHEREAS, Licensor wishes to grant such license on the terms and conditions of this Agreement.

NOW THEREFORE, the parties agree as follows:

1.    DEFINITIONS

The following capitalized terms shall have the meaning set forth below for purposes of this Agreement:

"CUSTOMER" means a customer who licenses a Licensee Software Product for end use and not for redistribution from either Licensee or from a Distributor.

"DISTRIBUTOR" means a company that is authorized by Licensee or another Licensee Distributor to market, supply, license and/or distribute the Licensee Software Products pursuant to a written distribution agreement.

"DOCUMENTATION" means the end user manuals and other documentation which accompany the generally available Object Code as distributed by Licensor.

"INTELLECTUAL PROPERTY RIGHTS", with respect to the Software, means all rights in all U.S. and foreign letters patent and applications for letters patent, patents issued from pending applications and patents claiming priority to such patents and applications, rights in copyrights and rights of authorship whether registered or unregistered, rights in trade secrets under common law, state law, federal law, and the laws of foreign countries and all other intellectual property rights therein.

"LICENSEE SOFTWARE PRODUCT(S)" means software which is or may be distributed by Licensee directly or indirectly through a Distributor that was generated by a compiler or an assembler and which includes all or any portion of the Object Code. A Licensee Software Product does not include Source Code.

"OBJECT CODE" means a version of the Software that was generated by a compiler or an assembler and which can be directly executed by a computer system's central processing unit.

"SOFTWARE" means the software programs defined above, and all of Licensor's Intellectual Property Rights therein. Software includes Object Code and Source Code.

"SOURCE CODE" means a version of the Software in human readable form prior to compilation.



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2.    DELIVERY OF THE SOFTWARE AND DOCUMENTATION

2.1 Within five (5) days of the execution of this Agreement, Licensor shall provide Licensee a disk containing at least one copy each of Source Code, Object Code, and Documentation.


3.    GRANT OF LICENSES

3.1 Based upon the consideration set forth in Section 5 of this Agreement, Licensor hereby grants to Licensee the following worldwide licenses:

      (a) to use the Software and Documentation, in whole or in part, for its own internal use;

      (b) to use the Software and Documentation, in whole or in part, for developing, manufacturing, reproducing, and supporting Licensee Software Products;

      (c) to use the Software and Documentation, in whole or in part, for marketing, distributing, sublicensing, and demonstrating Licensee Software Products to Customers and Distributors;

      (d) to merge or combine the Software, in whole or in part, with other software to create Licensee Software Products, provided always that the Intellectual Property Rights in the Software or any portions thereof included in Licensee Software Products, remains vested in Licensor;

      (e) to modify, enhance and create derivative works of the Software in connection with the licenses granted in clauses (a) through (d) above, including, without limitation, the addition of new features and functionality thereto.

3.2 Ownership of the Software and Documentation shall remain vested in Licensor or its licensors. All enhancements, modifications and derivative works of the Software and Documentation developed by or on behalf of Licensee shall be owned by Licensee, subject to Licensor's underlying Intellectual Property Rights in the Software and Documentation. Licensee shall also retain ownership of all Licensee software programs that may be merged or combined with the Software.

3.3 Licensor grants Licensee and its Distributors the right and license to use in conjunction with the marketing of the Software under this Agreement any trademarks or tradenames of Licensor. Such trademarks include but are not limited to Air Patrol Enterprise(TM), AirPatrol Mobile(TM), AirPatrol Sentinel(TM), AirSafe Enterprise(TM), AirSafe Personal(TM), AirSafe(TM) , WiNc ManagerTM, WiNcTM, and pocketWiNcTM. If Licensee utilizes a Licensor trademark or a Licensor tradename, the trademark or tradename shall be attributed to Licensor.

3.4 ALL RIGHTS TO THE SOFTWARE AND DOCUMENTATION NOT EXPRESSLY GRANTED HEREIN ARE RESERVED BY LICENSOR.




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4.    LICENSOR'S RESPONSIBILITIES

4.1 Licensor shall provide telephone technical support relating to installation and system administration of Software to Licensee during Licensor's regular business hours for one year after the Effective Date. Such support shall be without charge to Licensee.

4.2 Licensor shall not grant a license to any third party that provides any of the rights granted in Section 3.1 (a) through (e) and/or Section 3.3 before the second anniversary of the Effective Date.

4.3 Licensee shall not grant a license to any third party that provides any of the rights granted in Section 3.1 (a) through (e) and/or Section 3.3 after the Effective Date so long as Licensor has received at least two hundred-fifty thousand dollars ($250,000) from Licensee before the first anniversary of the Effective Date.

5.    CONSIDERATION

5 For the rights and licenses granted to Licensee hereunder for versions of the Licensee Software Products that utilize the Windows 2000, Windows XP, or Windows Mobile 4.0 operating systems Licensee shall pay Licensor:

      (a) twenty percent (20%) of the gross sales of Licensee Software Products licensed on or before the first anniversary of the Effective Date;

      (b) fifteen percent (15%) of the gross sales of Licensee Software Products licensed after the first anniversary of the Effective Date and on or before the second anniversary of the Effective Date;

      (c) ten percent (10%) of the gross sales of Licensee Software Products licensed after the second anniversary of the Effective Date and on or before the third anniversary of the Effective Date;

      (d) eight percent (8%) of the gross sales of Licensee Software Products licensed after the third anniversary of the Effective Date and on or before the fourth anniversary of the Effective Date; and

      (e) five percent (5%) of the gross sales of Licensee Software Products licensed after the fourth anniversary of the Effective Date.

5.2 For the rights and licenses granted to Licensee hereunder for derivative versions of the Licensee Software Products that utilize the Linux, Windows Mobile 5.0 or any operating system other than the Windows 2000, Windows XP, or Windows Mobile 4.0 operating systems, Licensee shall pay Licensor (5%) of the gross sales of Licensee Software Products

5.3 Licensee shall pay Licensor $50,000 upon the execution of this agreement as payment in advance for the consideration due under the above sections 5.1 and 5.2 of this agreement.

Upon receiving a written request from Licensor, Licensee shall provide Licensor, within thirty (30) days of receipt of said written request, with documentation sufficient to verify compliance with this Section 5.1 for the current and preceding calendar years.



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6.    REPRESENTATIONS AND WARRANTIES

6.1 Licensor represents and warrants that it has the right to grant the licenses and rights granted in this Agreement and that it is under no obligation or restriction, nor will it assume any obligation or restriction, which would in any way interfere with, be inconsistent with or present a conflict of interest concerning its obligations under this Agreement.

6.2   Licensor further represents and warrants that:

      (a) that the Software shall perform substantially correctly. Should the Software not operate correctly then Licensor shall use reasonable efforts consistent with industry standards to ensure that it does so in as short a time as is possible using commercially reasonable efforts; and

      (b) it does not represent or warrant herein that the Software is free of errors.

6.3 EXCEPT AS OTHERWISE SET FORTH IN THIS AGREEMENT, THE SOFTWARE IS PROVIDED ON AN "AS IS" BASIS. EXCEPT AS OTHERWISE SET FORTH IN THIS AGREEMENT, LICENSOR EXPRESSLY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES TO THE FULL EXTENT PERMITTED BY LAW, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

6.4 Licensee acknowledges and agrees that the Source Code constitutes proprietary and confidential information of Licensor.


7.    INDEMNITY

7.1 Licensor shall fully indemnify Licensee against any and all loss, costs, expenses and liability in connection with, and defend Licensee against any claims (i) that the Software infringes any copyright, patents, trademarks, trade secrets or other intellectual property rights of third parties; or (ii) which are based on a failure of Licensor to perform its obligations as set forth in this Agreement; or (iii) arising out of a breach of the representations and warranties set forth in Section 6 hereof; provided that:

      (a) Licensor is given written notice within ten (10) days from the time that Licensee first learns of such claim and Licensee gives Licensor reasonable assistance in connection with the defense of the claim (at Licensor's expense); provided, however, that Licensee's failure to provide notice within such 10 day period shall not release Licensor from its indemnification obligations hereunder unless Licensor can demonstrate that its defense of such claim was materially and adversely effected by such failure;

      (b) Licensor shall have the opportunity to conduct and control of the claim's settlement or compromise; provided that under any settlement or compromise Licensee is granted an unconditional general release without prejudice and such settlement or compromise does not adversely affect any of Licensee's rights under this Agreement; and

      (c) such infringement is not caused by the combination by Licensee of the Software with other software products.

7.2 In connection with any claim for which indemnification has been sought by Licensee pursuant to the above Section 7.1, (i) Licensee may assume responsibility for the direction of its own defense at any time upon prior written notice to Licensor, including the right to settle or compromise any claim against it



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without Licensor's consent, provided that in doing so it shall be deemed to have waived its right to indemnification except in cases where Licensee has declined to provide a defense of such claim as required by Section 7.1 and (ii) Licensee may engage counsel of its own choosing at its sole expense to monitor any defense being provided by Licensor pursuant to Section 7.1 and Licensor shall cooperate and cause its counsel to cooperate with any counsel so engaged by Licensee.

8.    TERM AND TERMINATION

8.1 This Agreement shall commence upon its execution and shall continue until terminated as follows:

      (a) By either party if the other party commits any material breach of its obligations hereunder and fails within thirty (30) days after receiving written notice to cure the same. Any such termination shall be without prejudice to any other rights which may have accrued to it hereunder;

      (b) By either party immediately by written notice if the other party files a petition in bankruptcy, goes into liquidation, admits that it is insolvent, makes an assignment for the benefit of creditors, or has a petition in bankruptcy or receivership filed against it and such petition is not dismissed with within thirty (30) days following filing.

8.2 In the event of a termination due to a breach by Licensor as set forth in Sections 8.1 (a) and (b), the licenses granted to Licensee in Section 3 shall remain in effect perpetually.

8.3 All licenses properly granted to Licensee, Customers and Distributors hereunder shall survive termination or expiration of this Agreement unless the Agreement is terminated due to Licensee's material breach under Section 8.1(a) or is terminated pursuant to Section 8.1(b) due to Licensee's financial condition.

8.4 In addition to this Section 8, the obligations set forth in Sections 5, 6, 7, 9 and 10 shall survive termination of this Agreement and shall bind the parties and the legal representatives, successors, heirs and assigns.

9.    LIMIT OF LIABILITY

9.1 NEITHER PARTY SHALL IN ANY CIRCUMSTANCES BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, CONSEQUENTIAL OR INDIRECT LOSS, DAMAGE OR INJURY, COST OR EXPENSE HOWSOEVER ARISING AND OF WHATSOEVER NATURE INCLUDING (WITHOUT LIMITATION) LOSS OF PROFIT, LOSS OF CONTRACTS, LOSS OF OPERATION TIME OR LOSS OF USE OF ANY EQUIPMENT OR PROCESS.

10.   CONFIDENTIALITY OBLIGATIONS RELATED TO SOURCE CODE AND DOCUMENTATION

10.1 Licensee agrees to handle the Source Code with the same degree of care it takes to safeguard its confidential or secret information of a like nature, but in no event less than a reasonable degree of care, and will not disclose or make available, directly or indirectly, Source Code to any third party, except (i) for disclosure to independent contractors that have entered in non-disclosure agreements with terms and conditions consistent with Licensee's confidentiality obligations hereunder, (ii) as expressly permitted hereunder, (iii) unless Licensee files a petition in bankruptcy, goes into liquidation, admits that it is insolvent, makes an assignment for the benefit of creditors, or has a petition in bankruptcy or receivership filed against it and such petition is not dismissed with within thirty (30) days following filing, or



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(iv) with the prior written consent of Licensor, which shall not be unreasonably withheld.

11.   GENERAL

11.1 All notices, consents and other communications required or permitted under this Agreement shall be in writing and sent by registered or certified mail, postage pre-paid, transmitted by facsimile transmission confirmed by mail as set forth above or sent by overnight courier (if delivery is confirmed by the courier) to the addresses indicated on the first page of this Agreement, or such other address as either party may indicate by at least ten (10) days prior notice to the other party.

11.2 Both parties agree that the personnel of one party shall not for any purposes be considered employees or agents of the other party and that the parties shall be deemed independent contractors. Nothing in this Agreement shall be construed to constitute either party as an agent, partner or legal representative of the other party. Both parties assume full responsibility for the actions of its personnel while performing activities pursuant to this Agreement. Each party shall bear its own expenses in its performance of this Agreement unless otherwise specifically indicated in this Agreement.

11.3 Neither party may assign this Agreement without the prior written consent of the other party, such consent not to be unreasonably withheld. This Agreement shall inure to the benefit of and be binding upon each of the parties and their respective successors and permitted assigns.

11.4 If any provision of this Agreement is held by a court of competent jurisdiction to be illegal, invalid, or unenforceable, the validity or enforceability of the remainder of this Agreement shall not be affected. The failure by any party to exercise any of its rights under this Agreement or to require performance of any term or provision in any one instance shall not prevent subsequent exercise or enforcement of such rights or be deemed a waiver of any subsequent breach of the same or any other term or provision of this Agreement. Any waiver of the performance of any of the terms or conditions of this Agreement shall be effective only if in writing and signed by the party against which such waiver is to be enforced.

11.5 The parties agree to keep the specific terms and conditions of this Agreement in confidence. All press releases relating to this Agreement (if any) shall require the mutual written approval of both parties provided that Licensee may, without such approval, issue press releases or other communications that reference the functionality and features of the Software.

11.6 This Agreement shall be governed by and construed in accordance with the laws of the State of California and in the event of any dispute the parties hereto submit to the jurisdiction of the State and Federal courts of Campbell, California.

11.7 This Agreement represents the entire agreement between the parties with respect to the subject matter contained herein and supersedes any and all written communications, representations and arrangements whether written or oral (whether given or made before or after the date hereof). No alteration, modification, waiver or addition to this Agreement shall be valid unless made in writing and signed by both parties' duly authorized representatives.

11.8 The remedies provided by this Agreement are not intended to be exclusive. Each shall be cumulative and shall be in addition to all other remedies available to either party under law or equity.




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11.9  This Agreement may be executed in counterparts, all of which together shall be deemed one and the same License.


AIR PATROL CORPORATION                      CIROND NETWORKS, INC.



By:  /s/ BRADLEY ROTTER                     By: /s/ NICHOLAS MILLER
    -------------------------------            ---------------------------------


Name:  BRADLEY ROTTER                       Name:    NICHOLAS MILLER
      -----------------------------              -------------------------------


Title:    CHAIRMAN                          Title:   PRESIDENT AND CEO
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